UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2016 (November 4, 2016)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Yongkang Road, Wujang,

Suzhou, Jiangsu Province

People’s Republic of China

 (Address of Principal Executive Offices)

 +86 512 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2016, China Commercial Credit, Inc. (the “Company”) received a written notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with the minimum Market Value of Listed Securities requirement for continued listing on the Nasdaq Capital Market. Nasdaq 5550(b)(2) requires listed companies to maintain a minimum Market Value of Listed Securities of at least $35 million. Further, as of November 4, 2016, the Company did not meet the alternative compliance standards under Nasdaq Listing Rule 5550(b) of (i) net income from continuing operations of $500,000 in its last completed fiscal year or in two of the last three fiscal years, or (ii) stockholders' equity of at least $2.5 million.

The notification letter has no immediate effect on the Company’s listing on the Nasdaq Capital Market. Nasdaq provided the Company a compliance period of 180 calendar days, or until May 3, 2017, to regain compliance.

The Company intends to promptly evaluate options available to regain compliance and to timely submit a plan to regain compliance with Nasdaq’s minimum stockholders’ equity standard. There can be no assurance that the Company’s plan will be accepted or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: November 9, 2016	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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